 As filed with the Securities and Exchange Commission on October 19, 2006
Registration No. 333-___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FELLOWS ENERGY LTD.
(Exact name of registrant as specified in its charter)

Nevada	33-0967648
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

370 Interlocken Boulevard, Suite 400
Broomfield, Colorado 80021
 (Address of principal executive offices) (Zip Code)

COMPENSATION AGREEMENT
(Full title of Plan)

George Young, Chief Executive Officer
Fellows Energy Ltd.
370 Interlocken Boulevard, Suite 400
Broomfield, Colorado 80021
(Name and address of agent for service)

(303) 327-1525
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, par value $.001	800,000	$0.135	$108,000	$11.56

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on October 16, 2006.

PART I

Item 1. Plan Information.

The documents containing the information specified in Item 1 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

George Young, Chief Executive Officer
Fellows Energy Ltd.
370 Interlocken Boulevard, Suite 400
Broomfield, Colorado 80021
(303) 327-1525

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

• Reference is made to the Registrant's annual report, as amended, on Form 10-KSB/A for the year ended December 31, 2005, as filed with the SEC on October 19, 2006, which is hereby incorporated by reference.

• Reference is made to the Registrant's quarterly report on Form 10-QSB for the quarter ended March 31, 2006, as filed with the SEC on May 22, 2006, which is hereby incorporated by reference.

• Reference is made to the Registrant's quarterly report on Form 10-QSB for the quarter ended June 30, 2006, as filed with the SEC on August 21, 2006, which is hereby incorporated by reference.

• Reference is made to the description of the Registrant's common stock as contained in its Registration Statement on Form SB-2/A, filed with the Commission on February 14, 2006, including all amendments and reports filed with the Commission for the purpose of updating such description.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Certain legal matters in connection with this registration statement will be passed upon for the Registrant by Sichenzia Ross Friedman Ference LLP, New York, New York. Certain members or employees of Sichenzia Ross Friedman Ference LLP will receive 800,000 shares of common stock of the Registrant under this registration statement to be issued as compensation for legal services performed on behalf of the Registrant.

Item 6. Indemnification of Directors and Officers.

Our articles of incorporation limit the liability of directors to the maximum extent permitted by law. Our bylaws provide that we shall indemnify our officers and directors to the fullest extent provided by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the Act) may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit	Description
5.1	Opinion of Sichenzia Ross Friedman Ference LLP

10.1	Compensation Agreement with Marc J. Ross

23.1	Consent of Sichenzia Ross Friedman Ference LLP is included in Exhibit 5.1

23.2	Consent of Mendoza Berger & Company LLP

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of an amendment to a filing on Form S-8 and authorized this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado on October 19, 2006.

FELLOWS ENERGY LTD.

By:	/s/ GEORGE S. YOUNG
George S. Young,
Chairman of the Board, Chief Executive Officer (Principal Executive Officer), President, Principal Financial Officer and Principal Accounting Officer

SIGNATURE	TITLE	DATE

/s/ GEORGE S. YOUNG George S. Young	Chairman of the Board of Directors, Chief Executive Officer (Principal Executive Officer), President, Principal Financial Officer and Principal Accounting Officer	October 19, 2006

/s/ STEVEN L. PRINCE Steven L. Prince	Director	October 19, 2006